Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Walter Ida

(808) 946-1400

Territorial Bancorp Inc. Announces First Quarter 2022 Results

•	Net income for the three months ended March 31, 2022 was $4.71 million compared to $5.01 million for the three months ended March 31, 2021.
•	Net interest income rose by $598,000 to $13.80 million for the three months ended March 31, 2022 compared to $13.21 million for the three months ended March 31, 2021.
•	The net interest margin rose to 2.72% for the three months ended March 31, 2022 from 2.61% for the three months ended March 31, 2021.
•	The Company started its eleventh share repurchase program during the three months ended March 31, 2022.
•	Board of Directors approved a quarterly cash dividend of $0.23 per share, representing Territorial Bancorp Inc.’s 49th consecutive quarterly dividend.

Honolulu, Hawaii, April 28, 2022- Territorial Bancorp Inc. (NASDAQ: TBNK) (the ‘'Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announced net income of $4.71 million, or $0.52 per diluted share, for the three months ended March 31, 2022.

The Company also announced that its Board of Directors approved a quarterly cash dividend of $0.23 per share. The dividend is expected to be paid on May 26, 2022 to stockholders of record as of May 12, 2022.

Allan Kitagawa, Chairman and Chief Executive Officer, said, “The first quarter of 2022 was challenging. We have been able to increase our net interest income despite these challenges. As Hawaii’s economy improves, our strong capital and asset quality will allow us to assist our customers with their banking needs. The Company intends to continue to enhance shareholder value through dividends and share repurchases.”

Interest Income

Net interest income increased to $13.80 million for the three months ended March 31, 2022 from $13.21 million for the three months ended March 31, 2021. Total interest income was $14.96 million for the three months ended March 31, 2022 compared to $15.11 million for the three months ended March 31, 2021. The $149,000 decrease in total interest income was primarily due to a $1.69 million decrease in interest earned on loans. The decrease in interest income on loans was partially offset by a $1.60 million increase in interest income on investment securities. The decline in interest income on loans was due to a 29 basis point decrease in the average yield on loans receivable and a $78.09 million decrease in the average loan balance. The decrease in the average yield on loans occurred because of the payoff of higher yielding loans and the addition of new lower yielding loans to the loan portfolio. The decrease in the average loan balance occurred as loan repayments and sales of loans exceeded the origination of new loans. The increase in interest income on investment securities occurred because of a $381.45 million increase in the average balance of investment securities, which was partially offset by a 57 basis point decrease in the average securities yield. The increase in the average balance of investment securities occurred as security purchases exceeded repayments and the sale of securities. The decrease in the average securities yield occurred due to the payoff of higher yielding securities and the addition of new lower yielding securities to the investment portfolio.

Interest Expense and Provision for Loan Losses

Total interest expense decreased to $1.15 million for the three months ended March 31, 2022 from $1.90 million for the three months ended March 31, 2021. Interest expense on deposits decreased by $720,000 to $597,000 for the three months ended March 31, 2022 from $1.32 million for the three months ended March 31, 2021. The decrease in interest expense on deposits was primarily due to an 18 basis point decrease in the average cost of deposits. The decrease in the average cost of deposits occurred with a reduction in interest rates offered on deposits during the quarter. The Company reversed loan loss provisions of $168,000 for the three months ended March 31, 2022, compared to a reversal of $913,000 of loan loss provisions for the three months ended March 31, 2021. The reversal of the loan loss provisions during the three months ended March 31, 2022 and 2021 occurred primarily because of the decreases in the size of the mortgage loan portfolio, in Hawaii’s unemployment rate and in the amount of loans in the payment deferral program, all of which contributed to the reduction in the allowance for loan losses.

Noninterest Income

Noninterest income was $1.65 million for the three months ended March 31, 2022 compared to $2.24 million for the three months ended March 31, 2021. The decrease in noninterest income was primarily due to a $654,000 decrease in service fees on loans and deposit accounts, a $526,000 decrease in the gain on sale of investment securities and a $402,000 decrease in the gain on the sale of loans. The decrease in service fees on loans and deposit accounts occurred primarily because of a decline in the fees earned for referring mortgage loans to other financial institutions and mortgage brokers. The decrease in the gains on sale of investment securities and loans occurred as fewer securities and mortgage loans were sold. The decreases in service fees on loan and deposit accounts and in gains on sale of investment securities and loans were partially offset by a $987,000 increase in other non-interest income which occurred when the Company received $1.03 million of proceeds on bank-owned life insurance.

Noninterest Expense

Noninterest expense was $9.60 million for the three months ended March 31, 2022 compared to $9.55 million for the three months ended March 31, 2021. Salaries and employee benefits rose by $90,000 to $5.61 million for the three months ended March 31, 2022 from $5.52 million for the three months ended March 31, 2021 primarily because of a decrease in new mortgage loan originations which lowered the deferred salary for new loan originations. Equipment expenses rose by $66,000 to $1.20 million for the three months ended March 31, 2022 from $1.13 million for the three months ended March 31, 2021 primarily because of an increase in data processing expenses. Occupancy expenses decreased by $53,000 to $1.59 million for the three months ended March 31, 2022 from $1.65 million for the three months ended March 31, 2021, primarily due to a decrease in rent expense. The decrease in rent expense occurred as the Company leased new office space with lower rent. Other general and administrative expenses decreased by $59,000 to $1.05 million for the three months ended March 31, 2022 from $1.11 million for the three months ended March 31, 2021, primarily due to decreases in legal expenses.

Income Taxes

Income tax expense for the three months ended March 31, 2022 was $1.32 million with an effective tax rate of 21.85% compared to $1.79 million with an effective tax rate of 26.32% for the three months ended March 31, 2021. The decrease in income tax expense and the effective tax rate was primarily due to a $777,000 decrease in income before taxes during the three months ended March 31, 2022 and the receipt of $1.03 million of proceeds on bank-owned life insurance that were not taxable.

Balance Sheet

Total assets were $2.13 billion at March 31, 2022 and at December 31, 2021. Loans receivable, including loans held for sale, decreased by $6.46 million at March 31, 2022. The decrease in loans receivable occurred as loan repayments and sales exceeded new loan originations. Investment securities, including available for sale securities, increased by $32.65 million to $669.09 million at March 31, 2022 from $636.44 million at December 31, 2021. The increase in investment securities occurred as the purchase of new mortgage-backed securities exceeded principal repayments. Cash and cash equivalents decreased to $65.78 million at March 31, 2022 from $99.86 million at December 31, 2021. The decrease in cash and cash equivalents occurred because of the purchase of investment securities. Total stockholders’ equity increased to $257.98 million at March 31, 2022 from $256.32 million at December 31, 2021. The increase in stockholders’ equity occurred primarily because the Company’s net income and the increase in capital from the allocation of ESOP shares exceeded dividends paid to shareholders and share repurchases.

Capital Management

During the three months ended March 31, 2022, the Company repurchased 45,916 of common shares. Through March 31, 2022, the Company has repurchased 3,950,366 shares in all of its share repurchase programs. The shares repurchased represent 32.29% of the total shares issued in its initial public offering. The Company intends to continue to enhance shareholder value through the use of capital to support its dividends, both regular and/or special, as well as its share repurchase program.

Asset Quality

The Company had $244,000 of delinquent mortgage loans 90 days or more past due at March 31, 2022 and at December 31, 2021. Non-performing assets totaled $3.22 million at March 31, 2022 compared to $3.28 million at December 31, 2021. The ratio of non-performing assets to total assets was 0.15% at March 31, 2022 and at December 31, 2021. The allowance for loan losses at March 31, 2022 was $2.46 million and represented 0.19% of total loans compared to $2.67 million and 0.20% of total loans as of December 31, 2021.

As of March 31, 2022, the Company had $8.36 million of mortgage loans, or 0.64% of total loans receivable in its payment deferral program. In this program, the Company allowed borrowers, who experienced financial hardship because of COVID-19, to defer payments on their loans. On $7.66 million of these loans the Company is receiving interest and escrow payments, while $697,000 of loans are delinquent. As of December 31, 2021, the Company had $14.04 million, or 1.08% of total loans receivable, in its payment deferral program. The decrease in the amount of loans in the payment deferral program occurred as borrowers opted out of the program and repaid any deferred loan payments.

About Us

Territorial Bancorp Inc., headquartered in Honolulu, Hawaii, is the stock holding company for Territorial Savings Bank. Territorial Savings Bank is a state chartered savings bank which was originally chartered in 1921 by the Territory of Hawaii. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaii and has 29 branches offices in the state of Hawaii. For additional information, please visit the Company’s website at: https://www.tsbhawaii.bank.

Forward-looking statements - this earnings release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;
•	statements regarding our business plans, prospects, growth and operating strategies;
•	statements regarding the asset quality of our loan and investment portfolios; and
•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this earnings release.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the effect of any pandemic disease, including COVID-19, natural disaster, war, act of terrorism, accident or similar action or event;
•	general economic conditions, either internationally, nationally or in our market areas, that are worse than expected;
•	competition among depository and other financial institutions;
•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
•	adverse changes in the securities markets;
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;
•	changes in monetary or fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;
•	our ability to enter new markets successfully and capitalize on growth opportunities;
•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer demand, spending, borrowing and savings habits;
•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;
•	changes in our organization, compensation and benefit plans;
•	the timing and amount of revenues that we may recognize;
•	the value and marketability of collateral underlying our loan portfolios;
•	our ability to retain key employees;
•	cyberattacks, computer viruses and other technological risks that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data or disable our systems;
•	technological change that may be more difficult or expensive than expected;
•	the ability of third-party providers to perform their obligations to us;
•	the ability of the U.S. Government to manage federal debt limits;
•	the quality and composition of our investment portfolio;
•	changes in market and other conditions that would affect our ability to repurchase our common stock; and
•	changes in our financial condition or results of operations that reduce capital available to pay dividends.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Territorial Bancorp Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31
	2022	2021
Interest income:
Loans	$11,357	$13,049
Investment securities	3,423	1,825
Other investments	176	231
Total interest income	14,956	15,105

Interest expense:
Deposits	597	1,317
Advances from the Federal Home Loan Bank	511	536
Securities sold under agreements to repurchase	44	46
Total interest expense	1,152	1,899

Net interest income	13,804	13,206
(Reversal of provision) provision for loan losses	(168)	(913)

Net interest income after reversal of provision for loan losses	13,972	14,119

Noninterest income:
Service fees on loan and deposit accounts	341	995
Income on bank-owned life insurance	197	188
Gain on sale of investment securities	—	526
Gain on sale of loans	18	420
Other	1,097	110
Total noninterest income	1,653	2,239

Noninterest expense:
Salaries and employee benefits	5,613	5,523
Occupancy	1,594	1,647
Equipment	1,196	1,130
Federal deposit insurance premiums	141	141
Other general and administrative expenses	1,054	1,113
Total noninterest expense	9,598	9,554

Income before income taxes	6,027	6,804
Income taxes	1,317	1,791
Net income	$4,710	$5,013

Basic earnings per share	$0.52	$0.55
Diluted earnings per share	$0.52	$0.55
Cash dividends paid per common share	$0.23	$0.23
Basic weighted-average shares outstanding	8,980,135	9,130,777
Diluted weighted-average shares outstanding	9,014,454	9,153,450

Territorial Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)

	March 31,	December 31.
	2022	2021
ASSETS
Cash and cash equivalents	$65,784	$99,859
Investment securities available for sale	5,268	—
Investment securities held to maturity, at amortized cost (fair value of $615,381 and $634,987 at March 31, 2022 and December 31, 2021, respectively).	663,826	636,442
Loans held for sale	1,009	—
Loans receivable, net	1,295,355	1,302,824
Federal Home Loan Bank stock, at cost	8,197	8,173
Federal Reserve Bank stock, at cost	3,163	3,158
Accrued interest receivable	5,849	5,786
Premises and equipment, net	3,886	4,065
Right-of-use asset, net	14,080	9,982
Bank-owned life insurance	47,189	51,423
Deferred income tax assets, net	1,732	1,927
Prepaid expenses and other assets	12,622	6,963
Total assets	$2,127,960	$2,130,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$1,675,568	$1,681,828
Advances from the Federal Home Loan Bank	141,000	141,000
Securities sold under agreements to repurchase	10,000	10,000
Accounts payable and accrued expenses	22,539	22,638
Lease liability	14,840	10,744
Income taxes payable	2,473	1,863
Advance payments by borrowers for taxes and insurance	3,558	6,207
Total liabilities	1,869,978	1,874,280

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 50,000,000 shares, no shares issued or outstanding	—	—
Common stock, $.01 par value; authorized 100,000,000 shares; issued and outstanding 9,285,990 and 9,324,060 shares at March 31, 2022 and December 31, 2021, respectively.	93	93
Additional paid-in capital	55,937	56,951
Unearned ESOP shares	(3,303)	(3,425)
Retained earnings	210,882	208,227
Accumulated other comprehensive loss	(5,627)	(5,524)
Total stockholders’ equity	257,982	256,322
Total liabilities and stockholders’ equity	$2,127,960	$2,130,602

Territorial Bancorp Inc. and Subsidiaries
Selected Financial Data (Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Performance Ratios (annualized):
Return on average assets	0.90%	0.96%
Return on average equity	7.39%	8.08%
Net interest margin on average interest earning assets	2.72%	2.61%
Efficiency ratio (1)	62.09%	61.86%

	At March	December
	31, 2022	31, 2021
Selected Balance Sheet Data:
Book value per share (2)	$27.78	$27.49
Stockholders’ equity to total assets	12.12%	12.03%

Asset Quality
(Dollars in thousands):
Delinquent loans 90 days past due and not accruing	$244	$244
Non-performing assets (3)	$3,224	$3,280
Allowance for loan losses	$2,459	$2,669
Non-performing assets to total assets	0.15%	0.15%
Allowance for loan losses to total loans	0.19%	0.20%
Allowance for loan losses to non-performing assets	76.27%	81.37%

Note:

(1) Efficiency ratio is equal to noninterest expense divided by the sum of net interest income and noninterest income
(2) Book value per share is equal to stockholders' equity divided by number of shares issued and outstanding
(3) Non-performing assets consist of non-accrual loans and real estate owned. Amounts are net of charge-offs